Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES SECOND QUARTER 2020 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Thursday, August 6, 2020 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, August 5, 2020 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the second quarter ended June 30, 2020.

CORPORATE UPDATE

The Company significantly improved its balance sheet in the second quarter by reducing debt and leverage, increasing liquidity and shareholder equity, and completing new financing arrangements that significantly reduce the Company’s exposure to short term repurchase agreements. For the quarter ended June 30, 2020, these measures included, but were not limited to, the following:

▪In June, we completed a securitization of $355.8 million of our Residential Whole Loan investments, enabling the Company to secure $341.7 million of long-term financing at a weighted average interest rate of 2.0%.
▪In May, we closed a 12 month term financing arrangement, with a 12 month extension at the counterparty’s option, for Non-Agency RMBS and Non-Agency CMBS, significantly mitigating exposure to margin volatility.
▪In April, we closed an 18 month term financing arrangement without margin requirements for the entire unsecuritized Residential Whole Loan portfolio. This financing reduced our exposure to repurchase agreement financing and eliminated associated margin calls.
▪Reduced repurchase agreement financings in the second quarter by 76.2% to $369.1 million.
▪Raised $22.0 million of equity capital through the sale of 6.0 million shares at a premium to book value through our At-The-Market Program.
▪In July, the Company retired $5.0 million of its 6.75% Convertible Senior Notes at a 25% discount to par value, in exchange for the issuance of 1.4 million shares of our common stock.
▪Sold approximately $423.2 million of Agency MBS, $42.6 million of Non-Agency MBS, $144.3 million in conforming whole loans, and $18.2 million other securities and repaid associated repurchase agreement financing to significantly reduce margin call exposure.
▪Our Manager waived management fees for April 2020 and May 2020.

SECOND QUARTER 2020 FINANCIAL RESULTS

▪GAAP book value per share of $3.17.
▪GAAP net loss of $15.6 million, or $0.29 per basic and diluted share.
•Included in GAAP net loss is an accrual for a premium recapture fee which is payable to the counterparty of our Residential Whole Loan Facility of $20.5 million upon termination or maturity of the facility. This fee was incurred as a result of refinancing $355.8 million of Residential Whole Loans financed on the facility through the securitization.
•Economic book(2) value per share of $4.04
▪Core earnings of $5.8 million, or $0.11 per basic and diluted share.1
▪Economic return on GAAP book value was negative 7.0% for the quarter.1,3
▪1.91% annualized net interest margin on our investment portfolio. 1,4,5
▪Reduced recourse leverage to 3.0x leverage down from 9.5x at March 31, 2020.
1  Non – GAAP measure.
2 Economic book value is a non-GAAP financial measure. See page 16 for the reconciliation of GAAP book value to non-GAAP economic book value.
3  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
4   Includes interest-only securities accounted for as derivatives and the cost of interest rate swaps.
5 Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY
“The second quarter of 2020 stood in sharp contrast to the first as global risk sentiment, equity and credit markets rebounded from their lows in March,” said Jennifer Murphy, Chief Executive Officer of the Company. “However, the recovery in asset prices has been uneven, with sectors that have received direct government support, like Agency RMBS and CMBS, generally seeing more recovery than credit-oriented residential and commercial mortgage loans and securities. In this still challenging environment for credit-oriented mortgage assets, we have taken actions to fortify the Company’s balance sheet and improve the future earnings power of the portfolio, including reducing our portfolio leverage to 3.0x recourse debt (down from 9.5x as of the first quarter), securing longer-term fixed rate financing at attractive levels, significantly reducing our reliance on short term repurchase agreement financing arrangements, issuing common equity at a premium to book value, and converting some of our outstanding notes to equity at a significant discount to par value. We believe that these actions position WMC’s shareholders to benefit from what we anticipate to be the eventual recovery of asset values and improved earnings sustainability of the portfolio. Our priority is to put the Company in a position to resume paying an attractive dividend supported by sustainable core earnings.”

“For the past several years, our investment strategy has focused on high quality borrowers and assets, as well as a diversified investment approach. We believe there continues to be the potential for meaningful improvement in the prices of our assets, as well as the Company’s book value, if as we expect the pandemic subsides and economic activity resumes. To assist investors in assessing one aspect of this potential, this quarter we are including a calculation of WMC’s “Economic Book Value.” Economic Book Value removes the consolidated assets and liabilities of three securitizations from our balance sheet (including the two sponsored by the Company) and adds back the fair market value of the retained and acquired interest in these securitizations. This calculation results in an Economic Book Value of $4.04 per share as of June 30, 2020.

Ms. Murphy continued, “We recorded a GAAP net loss of $15.6 million, or $0.29 per share, and a sequential decline in book value per share of 7.0%. This included $20.5 million of expense related to a profit participation fee incurred on the securitization of $355.8 million of Non-QM Residential Whole Loans. This fee was fully expensed in the second quarter and represented more than 100% of the quarter’s loss and book value decline, but the benefits of the securitization are expected be realized by the Company for years to come. Through the securitization, we financed these $355.8 million of Non-QM Whole Loans for 35 years at an attractive weighted average rate of 2.0%. This was an important milestone that enabled us to strengthen our capital structure and positions us for improved cash flows from these assets for a long period of time.”

“Our core earnings were $0.11 per share during the second quarter, reflecting a smaller asset base and lower portfolio leverage. We made the decision to retain those earnings and not pay a second quarter dividend to build additional liquidity and equity, which we believe will benefit shareholders over the long term. Our commitment to shareholders continues to be to protect and grow the value of the portfolio and position the Company to resume delivering on our long term objectives of generating sustainable core earnings that support an attractive dividend, with the overall goal of enhancing value for the benefit of our shareholders,” Ms. Murphy concluded.

Harris Trifon, Chief Investment Officer of the Company, commented, “The equity and credit markets rallied in the second quarter, driven by improved liquidity conditions across financial markets and the reopening of the economy, which translated into higher valuations on a number of our portfolio holdings. However, the pace of the recovery in asset prices has been uneven across the residential and commercial mortgage credit markets and current valuations appear to indicate broad and significant real estate price declines and permanent impairments that we don’t expect to materialize. Our view remains that the current recession will eventually pass and give way to an economic recovery, although the timing and strength of that recovery remain dependent on the future trajectory of COVID-19 and fiscal and monetary stimulus. In the meantime, we have positioned our portfolio to benefit from a recovery by investing in high quality assets where our borrowers have resources to withstand a protracted downturn.”

“Although we believe valuations in mortgage credit assets are favorable relative to the fundamental outlook for residential and commercial real estate despite the uncertainty in the near term, our primary focus is on maintaining sufficient liquidity and positioning the portfolio for potential future appreciation. We consider our current stance is the best way to put us back on course towards achieving our long-term objectives and enhancing shareholder value,” concluded Mr. Trifon.

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	June 30, 2020	March 31, 2020
	(in thousands-except share and per share data)

Net Interest Income	$8,535	$18,741
Other Income (Loss):
Realized gain (loss) on investments, net	(6,960)	89,186
Unrealized gain (loss), net	16,040	(296,111)
Gain (loss) on derivative instruments, net	(8,143)	(189,691)
Other, net	(45)	461
Other Income (Loss)	892	(396,155)
Total Expenses	24,805	4,534
Income (loss) before income taxes	(15,378)	(381,948)
Income tax provision (benefit)	255	(93)
Net income (loss)	$(15,633)	$(381,855)
Net income attributable to non-controlling interest	2	2
Net income (loss) attributable to common stockholders and participating securities	$(15,635)	$(381,857)

Net income (loss) per Common Share – Basic/Diluted	$(0.29)	$(7.15)
Non-GAAP Results
Core earnings plus drop income (1)	$5,802	$15,779
Core earnings plus drop income per Common Share – Basic/Diluted(1)	$0.11	$0.29
Weighted average yield(2)(4)	5.40%	4.90%
Effective cost of funds(3)(4)	3.69%	3.28%
Annualized net interest margin(2)(3)(4)	1.91%	1.84%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.
(4) Excludes the consolidation of VIE trusts required under GAAP.

Portfolio Composition

As of June 30, 2020, the Company owned an aggregate investment portfolio with a fair market value totaling $2.2 billion. The following tables sets forth additional information regarding the Company’s investment portfolio as of June 30, 2020:

Portfolio Characteristics

Credit Sensitive Portfolio

The Company's Non-QM residential portfolio, in our Manager's view, is performing well, given the severe economic background. The loans in a forbearance plan at the end of June 2020 represented less than 16% of the total outstanding. We see this as a strong indication that borrowers with meaningful equity in their homes will prioritize their mortgage payment in order to remain current on that obligation.

The Company's Commercial Loans and Non-Agency CMBS portfolios are performing in line with expectations under the current pandemic conditions. The large loan Non-Agency CMBS portfolio has an original LTV of 62.5% and despite being concentrated in retail and hotel assets, over 70.0% of the loans by principal balance remain current. All the borrowers of the delinquent loans in the Non-Agency CMBS portfolio are in negotiations for forbearance and modifications. The Company believes there is a reasonable likelihood that the majority of the delinquent loans will return to performing status in the coming months although there is no assurance that this will be the case. The Commercial Loan portfolio carries a 65.4% original LTV and all but one of the loans remains current. The delinquent loan has a principal balance of $30.0 million, which is secured by a hotel and the Company has been unable to come to terms with the borrower on a loan modification. The Company is currently exploring various workout strategies and believes there is a reasonable likelihood that the majority of the principal and missed interest payments will be recovered, although there is no assurance.

The following table summarizes certain characteristics of our credit sensitive portfolio by investment category as of June 30, 2020 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(1)
Non-Agency RMBS	$38,863	$23,648	$21,693	4.6%
Non-Agency RMBS IOs and IIOs	N/A	6,847	5,278	0.5%
Non-Agency CMBS	274,267	245,884	189,317	5.2%
Residential Whole Loans	1,147,860	1,173,259	1,124,051	5.2%
Residential Bridge Loans(1),(2)	28,028	28,044	26,505	9.5%
Securitized Commercial Loans	519,735	520,509	465,694	3.3%
Commercial Loans	332,576	332,378	323,474	6.6%
Other Securities	51,668	51,489	40,466	4.4%
	$2,392,997	$2,382,058	$2,196,478	3.8%

(1) Includes Residential Bridge Loans carried at amortized cost of $2.3 million as of June 30, 2020. The fair value of these loans was $2.2 million as of June 30, 2020.
(2) As of June 30, 2020, the Company had real estate owned ("REO") properties with an aggregate carrying value of $2.2 million related to foreclosed Bridge Loans. The REO properties are classified in "Other assets" in the Consolidated Balance Sheets.

Agency Portfolio

The following table summarizes certain characteristics of our Agency portfolio by investment category as of June 30, 2020 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Net Weighted Average Coupon
Agency RMBS Interest-Only Strips	N/A	$142	$180	2.6%
Agency RMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	1,795	2.6%
Total Agency RMBS	—	142	1,975	2.6%

Total	$—	$142	$1,975	2.6%

PORTFOLIO FINANCING AND HEDGING

Financing Activity

Repurchase Agreements

The market disruptions surrounding COVID-19 resulted in the decline of the Company's asset values making it challenging to obtain repurchase agreement financing with favorable terms or at all. The Company's repurchase agreement counterparties have increased borrowing rates and increased haircuts. In the second quarter in order to manage the severe market conditions and the resulting large margin demands from lenders and pressure on the Company’s liquidity, the Company entered into two longer term financing arrangements as it sought to reduce its exposure to short-term financings with daily mark to market exposure. Below is a summary of each of the these financing arrangements;

Residential Whole Loan Facility

On April 21, 2020, the Company entered into amendments with respect to certain of its loan warehouse facilities. These amendments mainly served to convert an existing residential whole loan facility into a term facility by removing any mark to market margin requirements, and to consolidate the Company’s Non-Qualified Mortgage loans, which were previously financed by three separate, unaffiliated counterparties, into a single facility.

The target advance rate under the amended and restated facility is approximately 84% of the aggregate unpaid principal balance of the loans. The facility matures on October 20, 2021. All principal payments and income generated by the loans during the term of the facility are used to pay principal and interest on the facility. Upon the securitization or sale by the Company of any whole loan subject to this amended and restated facility, the counterparty will be entitled to receive a 30% premium recapture fee of all realized value on any whole loans above such counterparty’s amortized basis as well as an exit fee of 0.50% of the loan amount in circumstances where the counterparty is not involved in the disposition of the loans.

Initially, the Company’s aggregate borrowings under this facility with respect to its Residential Whole Loans were approximately $385.0 million and the market value of such loans was approximately $430.0 million. On June 29, 2020, the Company securitized approximately $355.8 million of the Residential Whole Loans and paid down the facility by approximately $339.4 million (see "Securitized Debt" below for additional details). As noted above part of the financing arrangements the Company agreed to pay the lender a fee of 30% of all realized value on the Residential Whole Loans above the counterparty's amortized basis upon securitization or sale. As a result of refinancing the Residential Whole Loans through a securitization, the Company accrued the premium recapture fee of approximately $20.5 million, which is payable at the maturity of the facility, and is recorded in "Financing transaction costs" in the Consolidated Statements of Operations. Approximately $74.4 million in non QM loans remain in the facility which are also subject to the recapture premium at sale or securitization and the amount of such liability is contingent on the realizable value at time of sale or securitization.

Non-Agency CMBS and Non-Agency RMBS Facility

On May 4, 2020, the Company supplemented one of its existing securities repurchase facilities to consolidate most of its CMBS and RMBS assets, which were financed by multiple counterparties, into a single term facility with limited mark to market margin requirements. Pursuant to the agreement, a margin deficit will not occur until such time as the loan to value ratio surpasses a certain threshold (the “LTV Trigger”), on a weighted average basis per asset type, calculated on a portfolio level. If this threshold is reached, the Company may elect to provide cash margin or sell certain assets to the extent necessary to lower the ratio. The term of this facility is 12 months, subject to 12 month extensions at the counterparty’s option. All interest income generated by the assets during the term of the facility will be paid to the Company no less often than monthly. Interest on the facility is due from the Company at a rate of three-month LIBOR plus 5.00% payable quarterly in arrears. Half of all principal repayments on the underlying assets will be applied to repay the obligations owed to the counterparty, with the remainder paid to the Company, unless the LTV Trigger has occurred, in which case all principal payments will be applied to repay the obligations.

As of June 30, 2020, the Company had borrowings under 6 master repurchase agreements. The following table sets forth additional information regarding the Company’s portfolio financing under the master repurchase agreements as of June 30, 2020 (dollars in thousands):

	Outstanding Borrowings	Weighted Average Interest Rate	Weighted Average Remaining Days to Maturity
Short Term Borrowings:
Agency RMBS	$1,491	1.41%	60
Non-Agency CMBS	9,118	3.69%	10
Residential Whole-Loans	16,075	5.18%	11
Residential Bridge Loans	21,159	3.04%	36
Commercial Loans	36,575	3.42%	78
Other Securities	2,496	5.49%	7
Subtotal	86,914	3.71%	46
Long Term Borrowings
Non-Agency CMBS	78,033	5.50%	280
Non-Agency RMBS	15,515	5.50%	219
Residential Whole-Loans (1)	23,627	5.50%	478
Commercial Loans (1)	150,581	2.32%	456
Other securities	14,491	5.50%	310
Subtotal	282,247	3.80%	389
Repurchase agreements borrowings	$369,161	3.78%	308
Less unamortized debt issuance costs	65	N/A	N/A
Repurchase agreements borrowings, net	$369,096	3.79%	308

(1) Certain Residential Whole Loans and Commercial Loans were financed under two longer term repurchase agreements. The Residential Whole facility is 18 months and the Commercial Loan facility automatically rolls until such time as they are terminated or until certain conditions of default. The weighted average remaining maturity days was calculated using expected weighted life of the underlying collateral.

Certain of the repurchase agreements provide the counterparty with the right to terminate the agreement if the Company does not maintain certain equity and leverage metrics, the most restrictive of which include a limit on leverage based on the composition of the Company’s portfolio. For all the repurchase agreements with outstanding borrowings, the Company was in compliance with the terms of such financial tests as of June 30, 2020.

Convertible Senior Unsecured Notes

At June 30, 2020, the Company had $205 million aggregate principal amount of 6.75% convertible senior unsecured notes outstanding. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock.

On July 1, 2020, the Company issued an aggregate of 1,354,084 shares of its common stock, in exchange for $5,000,000 aggregate principal amount of its 6.75% Convertible Senior Notes pursuant to separate privately negotiated exchange agreement.

Mortgage-Backed Notes

The Company has completed two Residential Whole Loan securitizations. The mortgage-backs notes issued are non-recourse to the Company and effectively finance $1.0 billion of Residential Whole Loans.

Arroyo 2019-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2019-2 securitization trust at June 30, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:(1)
Class A-1	$592,742	3.3%	$592,740	4/25/2049
Class A-2	31,760	3.5%	31,759	4/25/2049
Class A-3	50,317	3.8%	50,315	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	699,874		699,869
Less: Unamortized Deferred Financing Cost	N/A		4,851
Total	$699,874		$695,018

The Company retained the subordinate bonds and these bonds had a fair market value of $51.7 million at June 30, 2020. The retained Arroyo 2019-2 subordinate bonds are eliminated in consolidation.

Arroyo 2020-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2020-1 securitization trust at June 30, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:(1)
Class A-1A	$266,790	1.7%	$266,843	3/25/2055
Class A-1B	31,658	2.1%	31,658	3/25/2055
Class A-2	13,518	2.9%	13,521	3/25/2055
Class A-3	17,963	3.3%	17,967	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	341,668		341,728
Less: Unamortized Deferred Financing Costs	N/A		2,727
Total	$341,668		$339,001

The Company retained the subordinate bonds and these bonds had a fair market value of $28.1 million at June 30, 2020. The retained Arroyo 2020-1 subordinate bonds are eliminated in consolidation.

RETL 2019 Trust

The following table summarizes RETL 2019 Trust's commercial mortgage pass-through certificates at June 30, 2020 (dollars in thousands):

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A	$64,835	1.3%	$61,678	3/15/2021
Class B	101,200	1.7%	91,382	3/15/2021
Class C	308,400	2.3%	271,126	3/15/2021
Class HRR	45,300	8.7%	41,477	3/15/2021
Class X-EXT(1)	N/A	1.2%	31	3/15/2021
	$519,735		$465,694

(1) Class X-EXT is an interest-only class with an initial notional balance of $308.4 million.
The Company acquired the HRR bond and the bond had a fair market value of $41.5 million at June 30, 2020. The HRR bond is eliminated in consolidation.

Derivatives Activity

        The following table summarizes the Company’s derivative instruments at June 30, 2020 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Credit default swaps, asset	$3,520	$714
Total derivative instruments, assets		714

Credit default swaps, liability	4,140	(943)
Total derivative instruments, liabilities		(943)
Total derivative instruments, net		$(229)

DIVIDEND

As previously announced, due to the turmoil in the financial markets resulting from the COVID-19 pandemic, we suspended the first and second quarter dividend to preserve liquidity.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, August 6, 2020 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the second quarter 2020.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10146563 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through August 20, 2020 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10146563. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Residential Whole Loans, Commercial Loans, Non-Agency CMBS, Non-Agency RMBS, GSE Risk Transfer Securities and to a lesser extent Agency RMBS, Agency CMBS and ABS. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

The press release contains statements that may constitute "forward-looking statements" For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity. Other factors are described in Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share, economic book value and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	June 30, 2020	March 31, 2020
Assets:
Cash and cash equivalents	$19,363	$10,342
Restricted cash	26,430	33,229
Agency mortgage-backed securities, at fair value ($1,975 and $430,628 pledged as collateral, at fair value, respectively)	1,975	430,628
Non-Agency mortgage-backed securities, at fair value ($197,326 and $265,647 pledged as collateral, at fair value, respectively)	216,288	276,606
Other securities, at fair value ($40,466 and $47,307 pledged as collateral, at fair value, respectively)	40,466	47,411
Residential Whole Loans, at fair value ($1,124,051 and $1,309,795 pledged as collateral, at fair value, respectively)	1,124,051	1,309,795
Residential Bridge Loans ($24,171 and $26,050 at fair value and $25,371 and $27,571 pledged as collateral, respectively)	26,505	28,634
Securitized commercial loans, at fair value	465,694	477,131
Commercial Loans, at fair value ($323,474 and $320,308 pledged as collateral, at fair value, respectively)	323,474	320,308
Receivable under reverse repurchase agreements	—	24,826
Investment related receivable	12,029	72,826
Interest receivable	11,595	14,805
Due from counterparties	5,177	117,670
Derivative assets, at fair value	714	33,675
Other assets	6,262	5,697
Total Assets (1)	$2,280,023	$3,203,583

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$369,096	$1,553,715
Convertible senior unsecured notes, net	198,669	197,984
Securitized debt, net ($424,217 and $396,824 at fair value and $43,904 and $53,527 held by affiliates, respectively)	1,458,236	1,139,121
Interest payable (includes $49 and $536 on securitized debt held by affiliates, respectively)	7,710	6,429
Due to counterparties	16	24,811
Derivative liability, at fair value	943	43,967
Accounts payable and accrued expenses	4,082	6,307
Payable to affiliate	4,701	3,237
Dividend payable	—	—
Other liabilities	47,856	45,779
Total Liabilities (2)	2,091,309	3,021,350

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 59,458,617 and 53,423,876 outstanding, respectively	595	535
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 100,000 and 0 shares held, respectively	(578)	(578)
Additional paid-in capital	911,488	889,392
Retained earnings (accumulated deficit)	(722,793)	(707,158)
Total Stockholders’ Equity	188,712	182,191
Non-controlling interest	2	42
Total Equity	188,714	182,233
Total Liabilities and Equity	$2,280,023	$3,203,583

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	June 30, 2020	March 31, 2020
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$—	$4,542
Restricted Cash	26,430	33,229
Residential Whole Loans, at fair value ($1,124,051 and $1,309,795 pledged as collateral, at fair value, respectively)	1,124,051	1,309,795
Residential Bridge Loans ($23,037 and $24,987 at fair value and $25,371 and $27,571 pledged as collateral, respectively)	25,371	27,571
Securitized commercial loans, at fair value	465,694	477,131
Commercial Loans, at fair value ($72,335 and $71,684 pledged as collateral, at fair value, respectively)	72,335	71,684
Investment related receivable	12,029	24,738
Interest receivable	8,640	10,226
Other assets	92	101
Total assets of consolidated VIEs	$1,734,642	$1,959,017

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($765,945 and $681,643 at fair value and $43,904 and $142,905 held by affiliates, respectively)	$1,458,236	$1,139,121
Interest payable (includes $49 and $647 on securitized debt held by affiliates, respectively)	3,144	3,215
Accounts payable and accrued expenses	118	128
Other liabilities	26,430	33,229
Total liabilities of consolidated VIEs	$1,487,928	$1,175,693

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	June 30, 2020	March 31, 2020
Net Interest Income
Interest income	$31,494	$54,846
Interest expense	22,959	36,105
Net Interest Income	8,535	18,741

Other Income (Loss)
Realized gain (loss) on sale of investments, net	(6,960)	89,186
Unrealized gain (loss), net	16,040	(296,111)
Gain (loss) on derivative instruments, net	(8,143)	(189,691)
Other, net	(45)	461
Other Income (Loss)	892	(396,155)

Expenses
Management fee to affiliate	464	1,039
Financing fee	20,540	—
Other operating expenses	796	1,000
General and administrative expenses:
Compensation expense	692	662
Professional fees	1,541	1,480
Other general and administrative expenses	772	353
Total general and administrative expenses	3,005	2,495
Total Expenses	24,805	4,534

Income before income taxes	(15,378)	(381,948)
Income tax provision (benefit)	255	(93)
Net income (loss)	(15,633)	(381,855)
Net income attributable to non-controlling interest	2	2
Net income (loss) attributable to common stockholders and participating securities	$(15,635)	$(381,857)

Net income (loss) per Common Share – Basic	$(0.29)	$(7.15)
Net income (loss) per Common Share – Diluted	$(0.29)	$(7.15)

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(in thousands—except share and per share data)
(Unaudited)

The table below reconciles Net Income to Core Earnings for the three months ended June 30, 2020 and March 30, 2020:

	Three months ended
(dollars in thousands)	June 30, 2020	March 31, 2020
Net Income (loss) attributable to common stockholders and participating securities	$(15,635)	$(381,857)
Income tax provision (benefit)	255	(93)
Net Income before income taxes	(15,380)	(381,950)

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	(16,040)	296,111
Realized (gain) loss on sale of investments	6,960	(89,186)
One-time transaction costs	20,652	280

Derivative Instruments:
Net realized (gain) loss on derivatives	13,152	180,156
Net unrealized (gain) loss on derivatives	(4,973)	8,807

Amortization of discount on convertible senior unsecured notes	273	273
Other non-cash adjustments	988	—
Non-cash stock-based compensation	170	165
Total adjustments	21,182	396,606
Core Earnings	$5,802	$14,656
Basic and Diluted Core Earnings per Common Share and Participating Securities	$0.11	$0.27
Basic and Diluted Core Earnings plus Drop Income per Common Share and Participating Securities	$0.11	$0.29
Basic weighted average common shares and participating securities	54,921,847	53,670,550
Diluted weighted average common shares and participating securities	54,921,847	53,670,550

Alternatively, our Core Earnings can also be derived as presented in the table below by starting net interest income adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards (a Non-GAAP financial measure) to arrive at adjusted net interest income. Then subtracting total expenses, adding non-cash stock based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior notes and adding interest income on cash balances and other income (loss), net:

	Three months ended
(dollars in thousands)	June 30, 2020	March 31, 2020
Net interest income	$8,535	$18,741
Interest income from IOs and IIOs accounted for as derivatives	69	91
Net interest income from interest rate swaps	—	(1,133)
Adjusted net interest income	8,604	17,699
Total expenses	(24,805)	(4,534)
Other non-cash adjustments	988	—
Non-cash stock-based compensation	170	165
One-time transaction costs	20,652	280
Amortization of discount on convertible unsecured senior notes	273	273
Interest income on cash balances and other income (loss), net	(78)	775
Income attributable to non-controlling interest	(2)	(2)
Core Earnings	$5,802	$14,656

Reconciliation of GAAP Book Value to Non-GAAP Economic Book Value
(dollars in thousands)
(Unaudited)

	June 30, 2020		March 31, 2020
	$ Amount	Per Share	$ Amount	Per Share
GAAP Book Value at March 31, 2020 and December 31, 2019	$182,191	$3.41	$564,461	$10.55
Proceeds from At-the-Market program, net	21,986	0.02	—	—
Stock repurchase	—	—	(578)	N/A
	204,177	3.43	563,883	10.55
Portfolio Income				0
Net Interest Margin	8,557	0.14	18,870	0.35
Realized gain (loss), net	(20,147)	(0.34)	(127,011)	(2.38)
Unrealized gain (loss), net	21,016	0.36	(269,275)	(5.03)
Net portfolio income	9,426	0.16	(377,416)	(7.06)

Financing fee	(20,540)	(0.35)	—	—
Operating expenses	(1,260)	(0.02)	(2,039)	(0.04)
General and administrative expenses, excluding equity based compensation	(2,836)	(0.05)	(2,330)	(0.04)
Provision for taxes	(255)	—	93	—
GAAP Book Value at June 30, 2020 and March 31, 2020	$188,712	$3.17	$182,191	$3.41

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Deconsolidation of VIEs assets	(1,555,962)	(26.17)	(1,263,407)	(23.65)
Deconsolidation VIEs liabilities	1,486,107	25.00	1,174,422	21.98
Interest in securities of VIEs owned, at fair value	121,315	2.04	133,885	2.51
Economic Book Value at June 30, 2020 and March 31, 2020	$240,172	$4.04	$227,091	$4.25

"Economic Book value" is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation; however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by adjusting the GAAP book value by 1) adding the fair value of the retained interest or acquired security of the VIEs (RETL 2019, Arroyo 2019-2 and Arroyo 2020-1) held by the Company, which were priced by independent third party pricing services and 2) removing the asset and liabilities associated with each of consolidated trusts (RETL 2019, Arroyo 2019-2 and Arroyo 2020-1). Management believes that economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Interest Income and Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles total interest income to adjusted interest income which includes interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three months ended June 30, 2020 and March 30, 2020:

	Three months ended
(dollars in thousands)	June 30, 2020	March 31, 2020
Coupon interest income	$33,007	$57,761
Premium amortization, discount accretion and amortization of basis, net	(1,513)	(2,915)
Interest income	31,494	54,846
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	340	636
Amortization of basis	(271)	(545)
Subtotal	69	91
Total adjusted interest income	$31,563	$54,937

(1)                Reported in "Gain (loss) on derivative instruments, net" in the Consolidated Statements of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended June 30, 2020 and March 30, 2020:

	Three months ended
	June 30, 2020		March 31, 2020
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$22,959	3.73%	$36,105	3.34%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs[1]	(4,661)	(3.92)%	(6,754)	(4.42)%
Net interest (received) paid - interest rate swaps	—	—%	1,133	0.10%
Effective Borrowing Costs	$18,298	3.69%	$30,484	3.28%
Weighted average borrowings	$1,994,405		$3,733,045
(1) Excludes third-party sponsored securitized debt interest expense.